                                                                     Exhibit 4.4

            SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

     THIS SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made March 7, 1997 (the "Effective Date"), by and between WEBTV NETWORKS, INC., a California corporation (the "Company"), and SEAGATE TECHNOLOGY, INC., a Delaware Corporation (the "Purchaser").

                                R E C I T A L S
                                ---------------

     A. The Company desires to sell to the Purchaser and the Purchaser desires to purchase from the Company shares of the Company's Series D Convertible Preferred Stock.

     B. Capitalized terms used herein without definition shall have the meanings given them in Section 7.1 of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein, and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

ARTICLE 1

PURCHASE, SALE AND TERMS OF SHARES
     1.1 The Series D Convertible Preferred Stock. The Company agrees to issue sell to the Purchaser, and the Purchaser agrees to purchase, 1,343,570 shares of the Company's Series D Convertible Preferred Stock, without par value (the "Series D Preferred"), at a price of $10.42 per share (the "Per Share Price"), for an aggregate purchase price of Thirteen Million Nine Hundred Ninety Nine Thousand Nine Hundred Ninety Nine Dollars and Forty Cents ($13,999,999.40) (the shares of Series D Preferred sold hereunder are sometimes referred to as the "Shares"). If, within ninety (90) days of the date of this Agreement, an agreement is signed providing for a Financing Event to occur at a per share price above the Per Share Price, the Per Share Price shall be adjusted upwards to a price which is eighty five percent (85%) of the per share price in such Financing Event. Upon execution by the Company of an agreement providing for such a Financing Event, the Purchaser and the Company each agree to promptly make any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act") which is required as a result of the foregoing increase in the Per Share Price. Immediately following the expiration or early termination of the waiting period under the H-S-R Act with respect to such filing, the Purchaser agrees to pay the additional amount owed to the Company as a result of the foregoing increase in the Per Share Price; provided that the Company shall refund such additional amount to the Purchaser if the Financing Event giving rise to such filing under the H-S-R Act is not consummated. If the Purchaser pays such additional amount, the Company will, at the Purchaser's request, seek to cause the Company's Articles of Incorporation to be amended so that the Liquidation Preference of the Series D Preferred reflects the amount ultimately paid by the Purchaser for the Series D Preferred. The designation, rights, preferences and other terms and conditions relating to the Series D Preferred shall be as set forth in Exhibit A hereto. Any shares of Common Stock issuable upon conversion of the Series D Preferred are herein referred to as the "Conversion Shares."
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     1.2  Reservation of Shares. The Company will prior to the Closing (as defined herein) authorize and reserve and hereby covenants to continue to reserve a sufficient number of its previously authorized but unissued shares of Common Stock to satisfy the rights of conversion of the holders of the Series D Preferred.

     1.3 The Closing. The closing of the purchase and sale of Shares hereunder (the "Closing") shall be held at the offices of Venture Law Group, A Professional Corporation, 2800 Sand Hill Road, Menlo Park, California, on March 7, 1997, at 7:00 a.m., or on such other date and at such time as may be mutually agreed upon (the date of such Closing being referred to as the "Closing Date"). At the Closing, the Company will issue and deliver a stock certificate evidencing the Shares sold at the Closing to the Purchaser, against payment of the purchase price for such Shares by certified bank check or wire transfer of immediately available funds to the account of the Company.

     1.4  Representations by the Purchaser.

          (a) Investment. The Purchaser represents that:

          (i) The Purchaser has been advised that the Shares have not been registered under the Securities Act nor qualified under any state securities laws on the grounds that no distribution or public offering of the Shares is to be effected, and that in this connection the Company is relying in part on the representations of the Purchaser set forth herein.

          (ii) It is the Purchaser's intention to acquire the Shares for its own account and that the Shares are being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof.

          (iii) The Purchaser is able to bear the economic risk of an investment in the Shares acquired by the Purchaser pursuant to this Agreement and can afford to sustain a total loss on such investment.

          (iv) The Purchaser is an experienced and sophisticated investor, able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the Shares. The Purchaser has not been formed or organized for the specific purpose of acquiring the Shares. The Purchaser has had, during the course of this transaction and prior to the Purchaser's purchase of the Shares, the opportunity to ask questions of, and receive answers from, the Company and its management concerning the Company and the terms and conditions of this Agreement. The Purchaser hereby acknowledges that the Purchaser or its representatives have received all such information as the Purchaser considers necessary for evaluating the risks and merits of acquiring the Shares and for verifying the accuracy of any information furnished to the Purchaser or to which the Purchaser had access. The Purchaser represents and warrants that the nature and amount of the Shares being purchased is consistent with the Purchaser's investment objectives, abilities and resources.

          (v) Notwithstanding any other provision contained in this Agreement, subject to the registration rights set forth in Article 5 hereof, the Purchaser understands that there is no public market for the Shares and that there may never be such a public market, and that

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even if such a public market develops the Purchaser may never be able to sell or dispose of the Shares and may thus have to bear the risk of the Purchaser's investment for a substantial period of time, or forever. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the issuer, the resale occurring not less than two (2) years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three (3) month period not exceeding specified limitations.

          (vi) The Purchaser, by reason of its business or financial experience, has the capacity to protect its own interests in connection with the purchase of the Shares.

          (vii) The Purchaser acknowledges that the stock certificate representing the Shares, when issued, shall contain a legend in substantially the following form:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY IN A TRANSACTION REGISTERED UNDER SAID ACT AND SUCH STATE SECURITIES LAWS OR IN A TRANSACTION FOR WHICH AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND SUCH LAWS IS AVAILABLE AND THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT.

          (viii) The Purchaser represents that it is an "accredited investor," as that term is defined in Rule 501 of Regulation D under the Securities Act.

          (b) Authorization. The Purchaser further represents that:

          (i) The Purchaser has duly authorized, executed and delivered this Agreement and all other agreements and instruments executed in connection herewith.

          (ii) This Agreement and such other agreements and instruments constitute the valid and binding obligations of the Purchaser, enforceable against it in accordance with its respective terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (C) to the extent the indemnification provisions contained in Article 5 hereof may be limited by applicable federal or state securities laws..

          (iii) No consent or approval of any Person is required in connection with the execution, delivery and performance of this Agreement and such other agreements and instruments by the Purchaser which has not been obtained.

          (c) Broker's or Finder's Fees. The Purchaser represents that no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or

                                      -3-
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valid claim upon or against the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by it, and the Purchaser agrees to indemnify and hold the Company harmless against any such commissions, fees or other compensation.

ARTICLE 2

CONDITIONS TO PURCHASE AND SALE OBLIGATIONS

     2.1 Conditions to the Purchaser's Obligations at the Closing. The obligation of the Purchaser to purchase and pay for the Shares to be delivered at the Closing is subject to the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in Article 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

          (b) Consents, Waivers, etc. Prior to the Closing Date, the Company shall have obtained all consents or waivers necessary to execute and deliver this Agreement, issue the Series D Preferred and to carry out the transactions to be consummated at the Closing and all such consents and waivers shall be in full force and effect. All corporate and other action and governmental filings and approvals necessary to approve and effectuate the terms of this Agreement and any other agreements and instruments to be executed and delivered by the Company in connection with the Closing shall have been made, obtained or taken, except for any post-sale filing that may be required under applicable federal and state securities laws which will be made within the applicable time periods permitted thereunder.

          (c) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with.

          (d) Opinion of Company's Counsel. The Purchasers shall have received from Venture Law Group, A Professional Corporation, counsel to the Company, an opinion addressed to them, dated the Closing Date, in substantially the form of Exhibit B hereto.

          (e) Compliance Certificate. The Company shall have delivered to the Purchaser a certificate executed by the Company, dated the Closing Date, and certifying to the fulfillment of the conditions specified in this Section 2.1.

          (f) Documents and Proceedings. All documents and proceedings in connection with the Closing shall have been approved by the Purchaser and its counsel.

     2.2 Conditions to the Company's Obligations at the Closing. The obligation of the Company to issue and sell the Shares to be delivered to the Purchaser at the Closing is subject to the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of the Purchaser set forth in Section 1.4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

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          (b) Consents, Waivers, etc. Prior to the Closing Date, the Company
shall have obtained all consents or waivers necessary to execute and deliver this Agreement, issue the Series D Preferred and to carry out the transactions to be consummated at the Closing, and all such consents and waivers shall be in full force and effect. All corporate and other action and governmental filings and approvals necessary to approve and effectuate the terms of this Agreement and any other agreements and instruments to be executed and delivered by the Company in connection with the Closing shall have been made, obtained or taken, except for any post-sale filing that may be required under applicable federal and state securities laws which will be made within the applicable time periods permitted thereunder.

          (c) Documents and Proceedings. All documents and proceedings in connection with the Closing shall have been approved by the Company and its counsel.

          (d) Voting Agreement. The Purchaser shall have executed and delivered to the Company the Voting Agreement attached as Exhibit C hereto (the "Voting
Agreement").

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     Except as otherwise set forth in the Disclosure Schedule attached hereto as Exhibit D (the "Disclosure Schedule"), the Company represents and warrants to the Purchaser that:

     3.1 Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of California and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions in which the failure to be so qualified would have a material adverse effect upon the Company.

     3.2 Corporate Action. The Company has the corporate power and will, prior to the Closing Date, have taken all necessary corporate action required to authorize, execute, deliver and perform this Agreement and any other agreements and instruments executed in connection herewith, and to issue, sell and deliver the Shares and the Conversion Shares. When executed and delivered by the Company, this Agreement and any other agreements and instruments executed in connection herewith will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained in Article 5 hereof may be limited by applicable federal or state securities laws.

     3.3 Governmental Approvals. Except for the filings already made and the filings to be made, if any, to comply with exemptions from registration or qualification under federal and state securities laws, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental agency or instrumentality is necessary for the offer, sale, or issuance of the Shares, the execution or delivery by the Company, or for the performance by it of its

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obligations under, this Agreement, or any other agreements or instruments executed in connection herewith.

     3.4 Litigation. There is no litigation or governmental proceeding or investigation pending, or, to the Company's knowledge, threatened against the Company affecting any of its properties or assets that might result in any material adverse change in the business, assets, liabilities, financial condition, results of operations or prospects of the Company or that might call into question the validity of this Agreement or the Shares, or that might result in any change in equity ownership of the Company. All pending, or to the Company's knowledge, threatened litigation (other than routine bill collection matters) is set forth on the Disclosure Schedule.

     3.5 Compliance with Other Instruments. The Company is in compliance in all respects with the terms and provisions of its Articles of Incorporation, bylaws and in all material respects with the terms and provisions of each mortgage, indenture, lease, agreement and other instrument relating to obligations of the Company in excess of $250,000, and of any judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which its properties or assets are subject. Neither the execution and delivery of this Agreement or other agreements or instruments executed in connection herewith, nor the consummation of any transaction contemplated hereby or thereby, has constituted or resulted in a default or violation of any term or provision in any of the foregoing documents or instruments; and there is no such violation or default or event which, with the passage of time or giving of notice or both, would, individually or in the aggregate, constitute a violation or default that would reasonably be expected to materially and adversely affect the business, assets, liabilities, financial condition or results of operations of the Company.

     3.6 Registration Rights. Except for the holders of the Company's outstanding Preferred Stock, certain lessors of equipment to the Company, the Founders and as set forth in Article 5 hereof, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in an offering of shares under any such registration statement. All registration rights of the Founders are subordinate to those of the Purchaser hereunder. All such registration rights (other than those set forth herein) and the agreements relating thereto are identified on the Disclosure Schedule.

     3.7 Securities Act of 1933. Subject in part to the truth and accuracy of the Purchaser's representations set forth in Section 1.4 of this Agreement, the offer, sale and issuance of the Series D Preferred as contemplated by this Agreement are exempt from the registration requirements of the Securities Act.

     3.8 No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim upon or against the Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by it, and the Company agrees to indemnify and hold the Purchaser harmless against any such commissions, fees or other compensation.

     3.9 Capitalization; Status of Capital Stock. The Company represents and warrants that immediately prior to the Closing Date the Company will have a total authorized capitalization consisting of (i) 100,000,000 shares of Common Stock, without par value, of which 18,866,348 shares are issued and outstanding, and (ii) 25,000,000 shares of Preferred Stock, of which 1,510,533

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shares of Series A Convertible Preferred Stock are issued and outstanding,
6,316,705 shares of Series B Convertible Preferred Stock are issued and outstanding and 4,819,538 shares of Series C Convertible Preferred Stock are issued and outstanding. The Company has reserved 8,000,000 shares of Common Stock for issuance under the Company's 1996 Stock Incentive Plan (the "Plan"), under which options to purchase 6,382,323 shares have been granted, stock grants for 5,000 shares have been made, 3,861,323 shares have been issued upon exercise of options, 30,200 shares have been returned to the Plan, options for 2,490,775 shares are currently outstanding, and 1,642,877 shares remain available for future grant under the Plan. The Company has issued warrants to purchase 53,000 shares of Common Stock to certain individuals and warrants to purchase 86,000 shares of Series B Convertible Preferred Stock and 36,553 shares of Series C Convertible Preferred Stock, respectively, to equipment lessors. All of the outstanding shares of capital stock of the Company have been duly authorized, are validly issued and are fully paid and nonassessable and all shares issuable upon exercise of outstanding options and warrants have been duly authorized and, when issued in accordance with the terms of such options and warrants, will be validly issued, fully paid and nonassessable and issued in compliance with federal and state securities laws. The Company has reserved sufficient shares of Common Stock for issuance upon conversion of the Series D Preferred. The Conversion Shares, when issued and delivered upon conversion of the Series D Preferred, will be duly authorized, validly issued and fully paid and nonassessable. Except as set forth in this Agreement and the Disclosure Schedule, there are no options, warrants or rights to purchase shares of capital stock or other securities authorized, issued or outstanding, nor is the Company obligated in any manner to issue shares of its capital stock or other securities. Except as set forth in this Agreement and the Disclosure Schedule, no holder of any security of the Company is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or that are otherwise binding upon the Company. The offer and sale of all shares of capital stock or other securities of the Company issued before the Closing complied with or were exempt from registration or qualification under all federal and state securities laws. As of and immediately following the Closing, each share of Series A Convertible Preferred Stock outstanding will be convertible into 1.1 shares of Common Stock and each share of Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Preferred outstanding will be convertible into one share of Common Stock.

     3.10 Financial Statements. The Company has furnished to the Purchasers, or will furnish to the Purchasers prior to the date of this Agreement, the unaudited balance sheet of the Company as of December 31, 1996 and the unaudited statements of operations and cash flows for the nine month period then ended (all of such financial statements are referred to collectively herein as the "Financial Statements"). The Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the period involved, and fairly present the financial position and results of operations of the Company at the date specified and reflect all liabilities, contingent or otherwise, at the date thereof.

     3.11 Absence of Changes; No Undisclosed Liabilities. Since December 31, 1996, no event has occurred or failed to occur that would be required to be disclosed in the footnotes of the Financial Statements for such statements to be prepared in accordance with generally accepted accounting principles, and there has been no fact, event or change that would reasonably be expected to result in a material adverse change in the business, assets, liabilities, financial condition or results of operations of the Company. Except to the extent reflected in the Financial Statements, the Company does not have any material liabilities or obligations of any nature, whether absolute,

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contingent or otherwise, other than obligations which have arisen after December
31, 1996 in the ordinary course of business.

     3.12 Good and Marketable Title. The Company has good and marketable title to all of its properties and assets which it owns, and a valid leasehold interest in the premises which it currently occupies, free and clear of all liens, claims, security interests, charges and encumbrances, and has the right to use all the assets it presently uses in the operation of its business. The properties and assets of the Company are in all material respects in good operating condition and repair, normal wear and tear excepted.

     3.13 Subsidiaries. The Company does not own, control, directly or indirectly, any other corporation, association, partnership or other business entity or own any shares of capital stock or other securities of any other Person.

     3.14 Tax Matters. The Company has filed all federal, state and local tax returns and reports required to be filed by it. All taxes shown to be due and payable on such returns have been paid or will be paid prior to the time they become delinquent. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof.

     3.15 Insurance. The Company has in full force and effect fire and casualty insurance policies, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties or assets that might be damaged or destroyed that are material to the present conduct of its business.

     3.16 Certain Transactions. Other than the interest arising from a Person's stock ownership of the Company or for compensation as an employee or director of the Company, there currently are no material transactions between the Company, on the one hand, and its officers, directors or shareholders, or their immediate family members, on the other hand.

     3.17 Material Contracts and Commitments. Except as set forth in this Agreement and the Disclosure Schedule, there are no contracts, agreements or instruments to which the Company is a party or by which it is bound that may involve (a) obligations (contingent or otherwise) of, or payments to the Company in excess of $250,000, or (b) the license of any patent, trademark, service mark, trade name, copyright, trade secret or other proprietary right to or from the Company (other than licenses which are immaterial, could be readily replaced, or were entered into in the ordinary course of business for content or services to be included in the WebTV Service). All such contracts, agreements and instruments are, to the Company's knowledge valid, binding and in full force and effect in all material respects, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Company has not received any notice of default of, and to the Company's knowledge there is no default of, any third party under any material contract, agreement or instrument to which the Company is a party.

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     3.18  Patents, Copyrights and Trademarks.

           The Company owns or has the right to use, all Intellectual Property used in or necessary for its business as now conducted (except as to Intellectual Property the Company believes it will be able to acquire from third parties in the ordinary course of business on reasonable terms), including, without limitation, all Intellectual Property assigned or licensed to the Company by the Founders. The Company has not violated, and is not violating, any Intellectual Property Rights of any other Person or entity and has not received any communications to that effect. The Company is not aware of any Person who is infringing upon or violating any of the Intellectual Property Rights of the Company. Except as set forth in this Agreement and the Disclosure Schedule, the Company has not granted any license or option or entered into any material agreement of any kind with respect to the use of its Intellectual Property. To the Company's knowledge, none of the Company's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as now conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as now conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. In addition to and not as a modification of the foregoing, the Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company other than technology rights and the like previously assigned and/or licensed to the Company by Stephen Perlman, Phillip Goldman and Bruce Leak, which assignments and/or licenses, as the case may be, transferred to the Company such rights in the Intellectual Property used in or necessary for the Company's business as now conducted. All current and former employees of the Company have executed the Proprietary Information Agreement referred to in
Section 4.1(c) hereof.

     3.19 Environmental Matters. The Company has not, contrary to applicable statutes and regulations, stored or disposed of, on, under or about their premises hazardous materials, and to the Company's knowledge, during the time period any prior owners owned or leased such premises, such prior owners or lessees or third parties did not so store or dispose of on, under or about such premises or transfer to or from the premises any hazardous materials. As used in this Agreement, the term "hazardous materials" shall mean substances defined as "hazardous substances" or "hazardous materials" or "toxic substances" in the Comprehensive Environmental Response and Compensation Liability Act of 1980, as amended, 42 U.S.C., Section 9601, et seq.; The Hazardous Materials Transportation Act, 49 U.S.C., Section 1801, et seq.; The Resource Conservation Recovery Act, 42 U.S.C., Section 6901, et seq.

     3.20 Employees and Employee Benefit Plans. To the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Company or any other party. The Company does not have any collective bargaining agreements covering any of its employees. The Company is not party to or bound by any deferred compensation agreements, bonus plans, incentive plans, profit sharing plans, retirement agreements, or other employee benefit plans subject to the Employer Retirement Income Security Act of 1974.

     3.21 Disclosure. No representation, warranty or statement by the Company in this Agreement or in any written statement or certificate required by this Agreement to be furnished to the Purchasers or their counsel pursuant to this Agreement contains or will contain any untrue statement of material fact or omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 4

COVENANTS OF THE COMPANY AND THE PURCHASER

     4.1 Affirmative Covenants of the Company. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, until the earlier of (i) such time as the Purchaser no longer holds at least two percent (2%) of TVP, or (ii) the closing of a Qualified Public Offering, it will perform and observe the following covenants and provisions and will not, without approval of the holders of a majority of the Shares, amend or revise any terms of this Section 4.1:

          (a) Reporting Requirements. The Company shall furnish to the Purchaser so long as the Purchaser holds at least 700,000 shares of the Company's capital stock (as adjusted for any recapitalization, stock dividend, stock split, reverse stock split or similar event (each a "Recapitalization")) (i) on an annual basis, within 75 days after the end of each fiscal year, a balance sheet, related statements of operations and cash flows presented in accordance with GAAP, with any required notes thereto, audited by a nationally recognized public accounting firm, and at least 35 days prior to the end of such fiscal year, a Board-approved plan and budget for the next fiscal year; (ii) on a quarterly basis, within 30 days after the end of each calendar quarter, an unaudited balance sheet and related statements of operations and cash flows; (iii) on a monthly basis, within 30 days after the end of each month, a monthly unaudited balance sheet and related statements of operations and cash flows; and (iv) such other information about the Company's affairs as may be reasonably requested by the Purchaser. Such annual, quarterly and monthly results shall be prepared in a form which permits comparison to the budget for the corresponding period and, in the case of the annual and quarterly results, comparison to the prior year's results.

          (b) Insurance. The Company shall maintain insurance in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of the Company, and the Company shall maintain such other insurance as may be required by law, and maintain in effect until the consummation of a Qualified Public Offering term life insurance insuring each of the lives of the Founders for $3,000,000 and naming the Company as beneficiary.

          (c) Proprietary Information Agreements. The Company agrees to obtain from each person employed by the Company having access to confidential information of the Company and/or any party with whom the Company conducts business a Proprietary Information Agreement substantially in the form furnished to the Purchaser and its counsel.

     4.2 Confidentiality. The Purchaser severally represents and warrants that any confidential information obtained from this Agreement shall be treated as confidential and shall not be disclosed to a third party without the consent of the Company or used for any purpose other than allowing such Purchaser to exercise its rights under this Agreement. Notwithstanding the foregoing, "confidential information" shall not include (a) any information that becomes generally known to the public through no fault of the Purchaser, or (b) any information required to be disclosed by law; provided that prior to making any disclosure which the Purchaser believes to be required by law, the Purchaser shall notify the Company and afford the Company an opportunity to contest such disclosure.

ARTICLE 5

REGISTRATION RIGHTS

     5.1  Demand Registrations; S-3 Registrations.  The provisions of this
Section 5.1 shall commence on the date of the this Agreement and terminate at such time as all Holders are permitted to resell the Registrable Securities held by them in a single three month period without restriction pursuant to Rule 144 promulgated under the Securities Act.

          (a) Notice and Registration. Upon a Registration Notice from one or more Holders to the Company requesting that the Company effect the registration under the Securities Act of at least 40% of the Registrable Securities or any lesser percentage so long as the anticipated proceeds from such offering exceed $20,000,000, which Registration Notice shall specify the intended method or methods of disposition of such Registrable Securities, the Company shall use its best efforts to effect (at the earliest possible date) the registration under the Securities Act of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such Registration Notice (including, but not limited to, an offering on a delayed or continuous basis pursuant to Rule 415, or any successor rule to similar effect, promulgated under the Securities Act; provided that:

              (i) except as provided otherwise in Section 5.1(a)(iii), a Holder shall have the right to deliver Registration Notices to effect three (3) demand registrations pursuant to this Section 5.1 (each, a "Demand") and no more;

              (ii) a Holder may not deliver a Registration Notice prior to six months following the effective date of the initial registration statement used for a Qualified Public Offering or during any Registration Process; and

              (iii) In addition to the Demand rights set forth in Section 5.1(a)(i) above, a Holder who holds 5% or more of the Registrable Securities may request the Company to effect a registration on Form S-3, if available; provided that the number of such registrations is limited to two (2) per twelve month period and that the anticipated proceeds from such offering are at least $1,000,000.

          (b) Designation of Investment Bank. In the event that any registration pursuant to this Section 5.1 shall involve, in whole or in part, an underwritten offering, the Company shall have the right to designate one or more nationally recognized investment banking firms, reasonably acceptable to the requesting Holder, as the lead underwriter(s) of such underwritten offering.

          (c) Withdrawal of Registration Notice. A Holder shall have the right to withdraw any Registration Notice or, subject to Section 5.1(a) hereof, to change the number of Registrable Securities covered thereby at any time and for any reason.

          (d) Effect of Demand. A registration requested by a Holder pursuant to this Section 5.1 shall not be deemed to have been effected for purposes of Section 5.1(a)(i): (i) unless such registration statement has become effective and been maintained effective in accordance with Section 5.4 hereof, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a material misrepresentation or a material omission by the Holder specified in the Registration Notice or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied other than by reason of some act or omission by any of such persons.

          (e) Delay of Registration.  Notwithstanding anything in this
Section 5.1 to the contrary, the Company shall not be obligated to take any action to effect a Demand pursuant to this Section 5.1 if the Company shall furnish to the requesting Holder, within ten (10) days after the delivery of the Registration Notice relating thereto, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future. If the Company has delivered such a certificate to the requesting Holder, then the Company's obligation to effect such Demand under this Section 5.1 shall be deferred for a period not to exceed one hundred twenty (120) days from the date of receipt of the Holder's Registration Notice; provided, however, that the Company may not utilize this right more than once during any twelve month period.

     5.2 Piggyback Registration. If the Company at any time proposes to register any of its Common Stock or any equity securities exercisable for, convertible into or exchangeable for Common Stock under the Securities Act, whether or not for sale for its own account (the "Company Securities"), in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, each such time it will promptly deliver a Registration Notice to each Holder, which Registration Notice will describe the rights of each Holder under this Section 5.2, at least 20 days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer each Holder the opportunity to include in such registration statement such number of Registrable Securities held by such Holder as such Holder may request. Upon the written request of the Holders requesting Registrable Securities to be registered pursuant to such registration statement (collectively, the "Piggyback Securities"), made within 10 days after the receipt of the Company's Registration Notice, which request shall specify the number of Piggyback Securities intended to be disposed of, the Company will use its best efforts to effect, in connection with the registration of the Company Securities, the registration under the Securities Act of all Piggyback Securities, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Piggyback Securities, provided that:

          (a) Relief from Company Obligation. If, at any time after giving such written notice of its intention to register any Company Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Company Securities, the Company may, at its election, give written notice of such determination to the Holder and thereupon the Company shall be relieved of its obligation to register the Piggyback Securities in connection with the registration of such Company Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 5.3 hereof), without prejudice, however, to the right of the Holder immediately to request that such registration be effected as a registration under Section 5.1 hereof to the extent permitted thereby.

          (b) Reduction in Piggyback Securities. If the registration referred to in the first sentence of this Section 5.2 is to be an underwritten primary registration on behalf of the Company, and the managing underwriter(s) advise the Company in writing that, in their good faith opinion, inclusion of all the Piggyback Securities together with all other securities of the Company that are entitled to "piggyback" registration rights in such offering would materially and adversely affect the offering and sale of the Company Securities, including the per share price thereby obtainable, the Company shall only include in such registration: (i) first, all the Company Securities being registered for sale for the Company's own account, with such priorities among them as the Company may determine, (ii) second, up to the full number of securities of the Company having "piggyback" registration rights which, in the good faith opinion of such underwriter(s) can be so sold without materially and adversely affecting such offering (and, if less than the full number of such "piggyback" securities, allocated pro rata among the Holders and the other holders of securities of the Company that are entitled to "piggyback" registration rights other than the Founders (the "Other Non-Founder Holders") on the basis of the number of securities requested to be included therein by each such Holder and Other Non-Founder Holder) and (iii) finally, up to the full number of securities of the Company that are entitled to "piggyback" registration rights held by the Founders which, in the good faith opinion of such underwriter(s) can be so sold without materially and adversely affecting such offering (and, if less than the full number of such securities, allocated pro rata among the Founders on the basis of the number of securities requested to be included therein by each such Founder).

          (c) Exceptions. The Company shall not be required to effect any registration of Registrable Securities held by any Holder under this Section 5.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans.

          (d) No Effect on Demand Rights. No registration of Registrable Securities effected under this Section 5.2 shall relieve the Company of its obligation to effect a registration of other Registrable Securities pursuant to
Section 5.1 hereof.

          (e) Withdrawal of Piggyback Securities. A Holder may withdraw all or any part of the Holder's Piggyback Securities from the proposed registration at any time prior to the later of (i) the registration statement being declared effective by the SEC and (ii) the execution of any underwriting agreement.

          (f) Same Terms and Conditions. The Company may require that any Piggyback Securities be included in the offering proposed by the Company on the same terms and conditions as the Company Securities are included therein.

     5.3 Expenses. The Company will pay all Registration Expenses in connection with (i) each Demand and (ii) all registrations of Holders' Registrable Securities pursuant to Section 5.2. In the event the requesting Holder withdraws a Registration Notice, abandons a registration statement or following an effected Demand does not sell Registrable Securities, then all Registration Expenses in respect of such Registration Notice shall be borne, at the requesting Holder's option, either by the requesting Holder or by the Company (in which case, if borne by the Company and subject to Section 5.1(d) hereof, such withdrawn Registration Notice shall be deemed to be an effected Demand for purposes of Section 5.1 hereof).

     5.4 Registration and Qualification. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 5.1 or 5.2 hereof, the Company will as promptly as is practicable:

          (a) prepare and file with the SEC, as soon as possible, and use its best efforts to cause to become effective, a registration statement under the Securities Act relating to the Registrable Securities to be offered on such form as the requesting Holder, or if not filed pursuant to a Demand, the Company, determines and for which the Company then qualifies;

          (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the later of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or the expiration of one hundred twenty (120) days after such registration statement becomes effective;

          (c) furnish to the Holder and to any underwriter of Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Holder or such underwriter may reasonably request, and, if requested, a copy of any and all transmittal letters or other correspondence to, or received from, the SEC or any other governmental agency or regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

          (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible moment;

          (e) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of any domestic jurisdiction, and to list or qualify for such securities exchanges and other trading markets, as the requesting Holder or any underwriter of such Registrable Securities shall request, and use its best efforts to obtain all necessary registrations, permits and consents required in connection therewith, and do any and all other acts and things which are reasonably requested to enable the Holder or any such underwriter to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (f) if requested by a requesting Holder, (i) furnish to each Holder an opinion of counsel for the Company addressed to each Holder and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), and
(ii) use its best efforts to furnish to each Holder a "comfort" or "special procedures" letter addressed to each Holder and signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Holder may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

          (g) immediately notify the Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Section 5.1 or 5.2 hereof is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case (i) or (ii) at the request of a Holder prepare and furnish to such Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

          (h) use its best efforts to list all such Registrable Securities covered by such registration statement on each securities exchange and inter-dealer quotation system on which a class of common equity securities of the Company is then listed, and to pay all fees and expenses in connection therewith; and

          (i) upon the transfer by a Holder in connection with a registration pursuant to Section 5.1 or 5.2 furnish unlegended certificates representing ownership of the Registrable

Securities being sold in such denominations as shall be requested by the Holders or the underwriters.

     5.5  Underwriting; Due Diligence, etc.

          (a) Underwriting Agreement. If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Agreement, the Company will enter into an underwriting agreement with such underwriters for such offering, which, in the case of a Demand, shall be in form reasonably acceptable to the requesting Holder and which, in the case of a Company Registration Process, shall be in form reasonably acceptable to the Company, any such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including indemnities and contribution (provided, any indemnities and contribution shall, unless the requesting Holder and the Company agree otherwise, be to the effect and only to the extent provided in
Section 5.9 hereof) and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 5.4(f) hereof; provided, however, the Company may negotiate and agree to differing indemnification obligations with respect to the underwriters, provided such (i) do not adversely affect the Holders with respect to their rights and obligations hereunder and (ii) shall not excuse the Company from entering into (or delaying the execution of) an underwriting agreement on the terms as provided herein.
The Holder on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of the Holder. The Company shall use reasonable efforts to prevent any Holder from being required to make any representation or warranty, other than as to its ownership of the Registrable Securities and as to the due authorization, execution and enforceability, with respect to it, of the underwriting agreement. Such underwriter shall be instructed to use its reasonable best efforts to effect a wide distribution of the Registrable Securities being distributed so long as doing so shall not, in any manner, adversely affect the marketing (including timing) or price of such shares. The Company, if requested by the Requesting Holder or the underwriters, will enter into an agreement with the Independent Underwriter on customary terms.

          (b) Same Terms. In the event that any registration pursuant to Sections 5.1 or 5.2 shall involve, in whole or in part, an underwritten offering, the Company may require the Registrable Securities requested to be registered pursuant to Sections 5.1 or 5.2 to be included in such underwriting on the same terms and conditions as shall be applicable to the other securities being sold through underwriters under such registration. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of the Holders. The Company shall use reasonable efforts to prevent any Holder from being required to make any representation or warranty, other than as to its ownership of the Registrable Securities and as to the due authorization, execution and enforceability, with respect to it, of the underwriting agreement. In the event a Holder enters into any underwriting agreement with underwriters in connection with a registration which contains representations and warranties more extensive than those contained in this Section 5.5 above, such an agreement shall not constitute a breach of this Agreement by the Company.

          (c) Access to Books and Records. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the Holders of Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified the Company's financial statements as shall be necessary, in the reasonable opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Holders and the underwriters, if any, and their respective counsel and accountants, shall use their reasonable best efforts to coordinate and time their review so as to not unreasonably interfere with the business and operations of the Company.

          (d) Offering Not Underwritten. In the event an offering pursuant to this Agreement is not underwritten, the Company, at the request of the requesting Holder, will enter into such agreements with any selling agents or similar persons as are customary; such agreements shall contain terms and provisions analogous to those described herein and, to the extent not so described, customary terms and provisions.

     5.6  Restrictions on Public Sale; Inconsistent Agreements.

          (a) Lock-up. If required by an underwriter of Common Stock in connection with (i) the initial Qualified Public Offering or (ii) any registration of Registrable Securities pursuant to Sections 5.1 or 5.2, which registration is effected in an underwritten public offering, then, in each such case, the Holders agree not to effect any sale or distribution, including any sale pursuant to Rule 144 (except as part of such registration), of any of the Company's common equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (x) with respect to clause (i), for a period of time following the effective date of the registration statement relating thereto customary in underwritten initial public offerings, which period shall not exceed one hundred eighty (180) days (or such longer period as the Founders and all other holders of five percent (5%) or more of TVP shall accept), or (y) with respect to clause (ii) only for a period of time following the effective date of the registration statement relating thereto reasonably acceptable to the Holders, which period shall not exceed ninety (90) days (or such longer period as the Founders and all other holders of five percent (5%) of TVP shall accept). Such agreement shall be in writing in the form satisfactory to the Company and such underwriter. The Company may impose a stop-transfer instruction with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

          (b) No Distribution. The Company agrees (i) without the written consent of the managing underwriters, not to effect any public or private sale or distribution of the Company's common equity securities or any security convertible into or exchangeable or exercisable for any equity security of the Company, including a sale pursuant to Regulation D under the Securities Act, during the requesting Holder's Registration Process (except (A) as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form or (B) equity securities issued pursuant to the conversion or exchange of any securities convertible into or exchangeable for the Company's common equity securities and which were outstanding prior to the commencement of such Registration Process), and (ii) to use its reasonable efforts to cause each holder of its privately placed securities purchased from the Company at any time on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 (except as part of such underwritten registration, if permitted).

     5.7 Rule 144. The Company hereby covenants that after the Company shall have filed a registration statement pursuant to the requirements of
Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act and such registration statement shall have become effective, the Company will file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales under Rule 144), and it will take such further action as any Holder of Registrable Securities, all to the extent required from time to time to enable such Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. In addition, the Company hereby agrees that for a period of eighteen months following the date on which a registration statement filed pursuant to Section 5.1 or 5.2 hereof shall have become effective, the Company shall not deregister such securities under Section 12 of the Exchange Act (even if then permitted to do so pursuant to the Exchange Act and the rules and regulations promulgated thereunder).

     5.8 Transferability. A Holder of registration rights may transfer the rights to any transferee who holds, subsequent to such transfer, at least 250,000 shares (as adjusted for any Recapitalizations) of Series D Preferred or Common Stock issued up conversion thereof or other securities exercisable for or convertible into Registrable Securities; provided (a) the Company must first be given written notice of the transfer, and (b) such transferee shall have agreed in writing, in form and substance reasonably satisfactory to the Company, to be bound by the terms of this Article 5 to the same extent and in the same manner as the transferor of such shares or securities.

     5.9 Indemnification and Contribution. With respect only to the offering of Registrable Securities contemplated by this Agreement, and in no way limiting or modifying the other provisions of this Agreement, the following indemnity and contribution provisions shall apply:

          (a) Indemnification by Company. In the case of each offering of Registrable Securities made pursuant to this Agreement, the Company agrees to indemnify and hold harmless each Holder of Registrable Securities, each underwriter of Registrable Securities so offered, each person, if any, who controls any of the foregoing persons within the meaning of the Securities Act, and the officers and directors of any of the foregoing from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or shall arise out of or be based upon any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which the Registrable Securities are offered and relating to action or inaction required of the Company in connection with such offering; provided, however, that the Company shall not be liable to a particular Holder of Registrable Securities in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement, or any omission or alleged omission, (i) if such statement or omission shall have been made in reliance upon and in conformity with information relating to such Holder furnished to the Company in writing by or on behalf of such Holder expressly for use in the preparation of the registration statement (or in any preliminary or final prospectus included therein), offering memorandum or other offering document, or any amendment thereof or supplement thereto or a document incorporated by reference in any of the foregoing or (ii) if such statement or omission was corrected in a prospectus delivered to such Holders of Registrable Securities prior to the consummation of the sale in which such loss, claim, damage, liability or action arises out of or is based upon and such corrected prospectus shall not have been delivered or sent to the purchaser within the time required by the Securities Act, provided that the Company delivered the corrected prospectus to such Holders in requisite quantity on a timely basis to permit such delivery or sending. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder of Registrable Securities and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to each Holder of Registrable Securities, underwriters of the Registrable Securities, any controlling person of any of the foregoing or any officer or director of any of the foregoing.

          (b) Indemnification by Holder. In the case of each offering of Registrable Securities made pursuant to this Agreement, each Holder of Registrable Securities included in such offering, by exercising its registration rights hereunder, agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, and if requested by the underwriters, each underwriter who participates in the offering and each person, who controls any such underwriter within the meaning of the Securities Act, and the officers and directors of any of the foregoing from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of a material fact is contained in, or such material fact is omitted from, information relating to such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use in the preparation of such registration statement (or in any preliminary or final prospectus included therein), offering memorandum or other offering document or a document incorporated by reference in any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company and shall survive the transfer of such securities. The foregoing indemnity is in addition to any liability which such Holder may otherwise have to the Company, or any of its directors, officers or controlling persons. Notwithstanding the foregoing, in no event shall the liability of a Holder hereunder be greater in amount than the dollar amount of the net proceeds received by it upon the sale of the Registrable Securities pursuant to such offering.

          (c) Procedure for Indemnification. Each party indemnified under this Section 5.9 shall, promptly after receipt of notice of any claim or the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the claim or the commencement thereof; provided that the failure of the indemnified party to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to an indemnified party on account of the indemnity agreements contained in this Section 5.9, unless the indemnifying party was materially prejudiced by such failure, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, it shall notify the indemnifying party thereof and the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the indemnified party under this Section 5.9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that each indemnified party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the indemnifying party shall not represent it) if, in the reasonable judgment of such indemnified party, (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (ii) in the event the indemnifying party has not assumed the defense thereof within 10 days of receipt of notice of such claim or commencement of action, and in which case the fees and expenses of one such separate counsel shall be paid by the indemnifying party. If any indemnified party employs such separate counsel it will not enter into any settlement agreement which is not approved by the indemnifying party, such approval not to be unreasonably withheld. If the indemnifying party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the indemnifying party shall be responsible hereunder, shall be applied to or against the indemnified party, without the prior written consent of the indemnified party. In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

              If the indemnification provided for in this Section 5.9 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damages or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party's stock ownership in the Company. In no event, however, shall a Holder of Registrable Securities be required to contribute in excess of the amount of the net proceeds received by such Holder in connection with the sale of Registrable Securities in the offering which is the subject of such loss, claim, damages or liability. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


ARTICLE 6

DEFINITIONS AND ACCOUNTING TERMS
     6.1  Certain Defined Terms.   As used in this Agreement, the following
terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC (or of any other federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

          "Financing Event" shall mean (a) the sale of equity or debt securities by the Company for capital raising purposes, or (b) a merger, consolidation or reorganization involving the Company.

          "Form S-3" means the Form S-3 form for registration of securities under the Securities Act, or any successor or substitute form.

          "Founders" means each of Stephen G. Perlman, Bruce A. Leak and Phillip
Y. Goldman.

          "Holder" means the Purchaser or any purchaser or transferee therefrom holding at least 250,000 Shares or Registrable Securities (as adjusted for any Recapitalizations).

          "Independent Underwriter" shall have the meaning given under "Registration Expenses" below.

          "Intellectual Property" means intellectual property, including licenses, software (including all source code and object code, development documentation, programming tools, drawings, specifications and data), rights in designs, technology, inventions, discoveries and improvements, know-how, proprietary rights, formulae, processes, technical information, confidential and proprietary information, and all Intellectual Property Rights associated or related to any of the foregoing or useful in connection therewith.

          "Intellectual Property Rights" means patents, patent applications, patent rights, trademarks, trademark registrations, trademark applications, service marks, business marks, brand names, trade names, all other names and slogans embodying business or product goodwill (or both), copyright registrations, mask works, copyrights (including copyrights in computer programs), trade secrets and all other intellectual property rights.

          "Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

          "Qualified Public Offering" means and includes the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock for the account of the Company from which the aggregate gross proceeds to the Company (net of underwriting discounts and commissions) exceed $20,000,000 and at a price that reflects a total enterprise value of at least $50,000,000.

          "Registrable Securities" means any shares of Common Stock issuable upon conversion of the Series D Preferred held by any Holder.

          "Registration Expenses" means all expenses incident to the Company's performance of or compliance with its registration obligations set forth in this Agreement, including the following: (i) the fees, disbursements and expenses of the Company's counsel(s) (United States and, if applicable, foreign) and accountants in connection with the registration of the Registrable Securities to be disposed of under the Securities Act; (ii) the reasonable fees and disbursements of one counsel (other than counsel to the Company) retained in connection with each such registration by the requesting Holder; (iii) all expenses incurred in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iv) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s), and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of the Registrable Securities to be disposed of; (v) all expenses incurred in connection with the qualification of the Registrable Securities to be disposed of for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel for the underwriters or the Holders of Registrable Securities in connection with such qualification and in connection with any blue sky and legal investments surveys; (vi) the filing fees incident to securing any required review by the NASD of the terms of the sale of the Registrable Securities to be disposed of; (vii) transfer agents', depositories' and registrars' fees and the fees of any other agent appointed in connection with such offering, including the fees and expenses of any "qualified independent underwriter," or other person acting in a similar capacity, pursuant to the requirements of the NASD or otherwise (the "Independent Underwriter"); (viii) all security engraving and security printing expenses; and (ix) all fees and expenses payable in connection with the listing of the Registrable Securities on a securities exchange or inter-dealer quotation system, but excluding any underwriting discount, selling commission or transfer tax relating to the sale or disposition of Holders' Registrable Securities and fees and expenses of counsel for any Holder except as set forth in clause (ii) of this paragraph.

          "Registration Notice" means written notice by a Holder or the Company, as the case may be, that such party desires to begin a Registration Process in accordance with the terms of this Agreement.

          "Registration Process" means the process of registering Common Stock or Registrable Securities, as the case may be, under the Securities Act which, for purposes of this Agreement, shall be deemed to be the period of time from the actual delivery of the Registration Notice until the end of any applicable "hold back" period required by the underwriters or, if there is no such period, then 30 days after the effectiveness of the Registration Statement; provided that in the event that (i) a registration statement has not been filed with the SEC within 45 days after a Registration Notice, (ii) such registration statement has not been declared effective by the SEC within 75 days after its filing with the SEC or (iii) the Registration Notice or the registration statement has been abandoned or withdrawn by the requesting Holder or the Company, as the case may be, then the Registration Process shall be deemed concluded at such time; provided, further, with respect to an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect), a Registration Process shall end on the earlier of (x) thirty (30) days following the last sale pursuant to such offering and (y) the end of any "hold back" period with respect to any such offering.

          "Rule 144" means Rule 144 promulgated under the Securities Act, as amended from time to time, or any successor rule to similar effect.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC (or of any other federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

          "SEC" means the U.S. Securities and Exchange Commission.

          "Transfer" means to sell, exchange, deliver, assign, dispose of, bequeath, give, pledge, mortgage, hypothecate or otherwise encumber, transfer, or permit to be transferred, whether voluntarily, involuntarily, or by operation of law (including, without limitation, the laws of bankruptcy, insolvency, intestacy, descent, domestic relations, and distribution and succession), any shares of the Company's Common Stock.

          "TVP" means the total number of votes that may be cast in the election of directors (without taking into effect cumulative voting, if any) of the Company if all securities entitled to vote generally in such election were present and voted, assuming full conversion, exchange or exercise of all convertible securities, rights, warrants and options of the Company that are issued or granted and outstanding or reserved for issuance or grant by the Company.

     6.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, and all other financial data submitted pursuant to this Agreement shall be prepared and calculated in all material respects in accordance with such principles.

ARTICLE 7

MISCELLANEOUS
     7.1 No Waiver: Cumulative Remedies. No failure or delay on the part of the Purchaser or the Company in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     7.2 Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, by certified or registered mail or by recognized express courier, or faxed, or delivered to the applicable party, at the addresses indicated below:

     If to the Company:

          WebTV Networks, Inc.
          305 Lytton Avenue
          Palo Alto, California  94301
          Attention:  Albert A. Pimentel, Chief Financial Officer

     with a copy to:

          Venture Law Group
          A Professional Corporation
          2800 Sand Hill Road
          Menlo Park, CA 94025
          Attention:  Joshua Pickus

     If to the Purchaser:

          Seagate Technology, Inc.
          920 Disc Drive
          Scotts Valley, CA  95066
          Attention:   Donald A. Waite, Chief Financial Officer
                       Thomas F. Mulvaney, General Counsel

     with a copy to:

          Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
          Palo Alto, CA  94304
          Attention:  Larry W. Sonsini

          Any party to this Agreement may change its address by a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or faxed, be deemed deliverable when deposited in the mails or with a recognized express courier, if mailed, or when confirmation of transmission is received, if faxed, addressed as aforesaid.

     7.3 Binding Effect, Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and assigns, except that neither the Company nor the Purchaser shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other; provided that (a) the rights and interests of the Company and/or the Purchaser (the "Assigning Party") shall be assignable without the consent of the other party, as the case may be, to any assignee who controls, is controlled by or under common control with, the Assigning Party, including control being exercised through the ownership or control, directly or indirectly, of fifty percent (50%) or more of the voting power of the shares entitled to vote for the election of directors or other governing authority, as of the date of this Agreement or hereafter (an "Affiliate"), provided that such person or entity shall be considered an Affiliate of the Assigning Party only during the times such ownership or control exists; (b) the rights of the Purchaser under Section 5 may be assigned in accordance with Section 5.8 hereof, and (c) the rights of the Purchaser under Section 4.1(a) may be assigned to a holder of at least 700,000 shares of the Company's capital stock (as adjusted for any Recapitalizations). Notwithstanding the foregoing, the Purchaser shall not assign its rights and interest in the Company (including the Shares) or this Agreement to any Person (including any Affiliate) who at such time is a competitor of the Company or an entity controlled by, under common control with or controlling such competitor. In addition, nothing contained in this Section
7.3 shall permit a Purchaser to assign any rights or interests in this Agreement which are not by their terms expressly assignable, except that a Purchaser may assign its entire right to purchase the Shares hereunder (together with all other rights under this Agreement) to an Affiliate who is otherwise permitted to be an assignee in the immediately preceding sentence.

     7.4 Survival of Representations and Warranties. All representations and warranties made in this Agreement, or any other instrument or document delivered in connection herewith, shall survive the execution and delivery hereof or thereof until the earlier to occur of two years from the Effective Date or the closing of a Qualified Public Offering.

     7.5 Prior Agreements; Amendment. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof. This Agreement may only be amended with the approval of the Purchaser and the Company.

     7.6 Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

     7.7  California Corporate Securities Law.  THE SALE OF THE SECURITIES
WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     7.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     7.9 Headings. Article, Section and Subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     7.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     7.11 Further Assurances. From and after the date of this Agreement, upon the reasonable request of the Purchaser, or the Company, the other party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Series D Preferred.

     7.12 Waiver of Conflicts. Each party to this Agreement acknowledges that Venture Law Group, counsel for the Company, has in the past performed and may continue to perform legal services for the Purchaser in matters unrelated to the transactions described in this Agreement. Accordingly, each party to this Agreement hereby (1) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (2) acknowledges that Venture Law Group represented the Company in the transaction contemplated by this Agreement and has not represented the Purchaser or any individual shareholder or employee of the Company in connection with such transaction; and (3) gives its informed consent to Venture Law Group's representation of the Purchaser in such unrelated matters and to Venture Law Group's representation of the Company in connection with this Agreement and the transactions contemplated hereby.

                           [intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    WEBTV NETWORKS, INC.


                                    By:
                                         ---------------------------------------

                                         ---------------------------------------
                                   Its:
                                         ---------------------------------------


                                    SEAGATE TECHNOLOGY, INC.


                                    By:
                                         ---------------------------------------

                                         ---------------------------------------
                                    Its:
                                         ---------------------------------------




               [SIGNATURE PAGE TO SERIES D CONVERTIBLE PREFERRED

                           STOCK PURCHASE AGREEMENT]

                                   Exhibit A

                            Certificate of Amendment

                                       of

                           Articles of Incorporation

                                   Exhibit B

                                 Legal Opinion

                                       of

                 Venture Law Group, A Professional Corporation

                                   Exhibit C

                                Voting Agreement

                                   Exhibit D

                              Disclosure Schedule